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                                  EXHIBIT 10.35

                             FORM OF PROMISSORY NOTE


$               Cincinnati             Ohio                 January 1, 2000
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Amount             City                State                      Date

         In consideration of value received, the undersigned promises to pay, in lawful money of the United States of America, on demand to the order of Chemed Corporation, a Delaware corporation, at its offices located at 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202, the principal sum of ____________________________________($__________) plus interest.

         Interest shall accrue and be payable annually on the last day of each year at the short term semi-annual Applicable Federal Rate as published by the Internal Revenue Service, currently 5.88%, until this Note, together with all accrued interest, be paid in full.

         Any payment hereon shall be applied first to the payment of any interest which may then be due and unpaid and the balance thereof to the repayment of the said principal amount.

         This Note shall be and become immediately due and payable at the option of the holder without any demand or notice upon the first to occur of the following: (1) the holder deems itself insecure, (2) the death, insolvency, assignment for the benefit of creditors, or the commencement of any bankruptcy or insolvency proceedings of or against the undersigned, (3) any attempted transfer by the undersigned of those shares of Chemed capital stock purchased on the undersigned's behalf through the Executive Stock Ownership Program, or (4) upon termination of employment of the undersigned with Chemed Corporation or its affiliates for any reason.

         The undersigned agrees to pay all costs of collection which may be incurred should suit be instituted.

         The waiver of any provision, term or condition of this Note shall not be taken to be a waiver of any subsequent breach of the same or any other provision, term or condition.


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         The undersigned hereby waives presentment, demand, notice of dishonor, protest and notice of nonpayment and protest.


                                               _______________________________



Witness:


_______________________________


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                            SCHEDULE TO EXHIBIT 10.35


    Employee                        Title                            Amount
    --------                        -----                            ------

Edward L. Hutton           Chairman, CEO                          $540,006.51
Timothy S. O'Toole         Executive V.P. & Treasurer              360,000.00
Sandra E. Laney            Senior V.P., COA                        200,000.00
Thomas C. Hutton           Vice President                          184,002.77
James H. Devlin            Vice President                          184,002.77
John M. Mount              Vice President                          183,997.24
Spencer S. Lee             Vice President                          183,997.24
Rick L. Arquilla           President of Roto-Rooter                 99,986.18
                             Services Company